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                                                                     EXHIBIT 8.1


                   [LETTERHEAD OF SIMPSON THACHER & BARTLETT]


                                                                October 18, 1996

AT&T Capital Corporation
44 Whippany Road
Morristown, New Jersey 07962

Capita Preferred Trust
c/o AT&T Capital Corporation
44 Whippany Road
Morristown, New Jersey 07962

Capita Preferred Funding L.P.
c/o AT&T Capital Corporation
44 Whippany Road
Morristown, New Jersey 07962

                          Re: Capita Preferred Trust's
                              issuance and sale of Trust
                              Originated Preferred Securities

Ladies and Gentlemen:

             We have acted as special tax counsel ("Tax Counsel") to AT&T Capital Corporation, a Delaware corporation (the "Company"), the Capita Preferred Trust, a statutory business trust organized under the Business Trust Act of the State of Delaware (the "Trust") and Capita Preferred Funding L.P., a limited partnership formed under the Delaware Revised Uniform Limited Partnership Act (the "Partnership"), in connection with the preparation and filing by the Company, the Partnership and the Trust with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (Registration No. 333-11243) (as amended, the "Registration Statement") under


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                                       -2-                      October 18, 1996

the Securities Act of 1933, as amended, and with respect to: (i) the issuance and sale of a subordinated debenture due 2016 (the "Company Subordinated Debenture") by the Company pursuant to a form of Indenture (the "Company Indenture"), between the Company and The First National Bank of Chicago, N.A., a national banking association organized under the laws of the United States, as trustee (the "Indenture Trustee") in the form filed as an exhibit to the Registration Statement; (ii) the issuance and sale of two debentures each due 2016 (each a "Guaranteed Investment Affiliate Debenture", collectively the "Investment Affiliate Debentures") by each of two wholly-owned United States subsidiaries of the Company (each an "Investment Affiliate"), pursuant to forms of Indenture (each an "Investment Affiliate Indenture"), from each such Investment Affiliate and the Company to the Indenture Trustee (the Company Subordinated Debenture and the Guaranteed Investment Affiliate Debentures are collectively referred to hereinafter as the "Debentures" and the forms of the Company Indenture and the Investment Affiliate Indentures are collectively referred to hereinafter as the "Indentures"), each of which are guaranteed by the Company pursuant to a form of Affiliate Debenture Guarantee Agreement in the form filed as an exhibit to the Registration Statement; (iii) the issuance and sale of the Partnership Preferred Securities by the Partnership to the Trust pursuant to the Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement") in the form filed as an exhibit to the Registration Statement; (iv) the issuance and sale of Trust Preferred Securities and Trust Common Securities (collectively, the "Trust Securities") pursuant to the Trust's Amended and Restated




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                                       -3-                      October 18, 1996

Declaration of Trust, to be dated as of October 22, 1996 (the "Declaration") in the form filed as an exhibit to the Registration Statement. The Trust Preferred Securities will be offered for sale to investors pursuant to the Registration Statement.

             All capitalized terms used in this opinion letter and not otherwise defined herein shall have the meaning ascribed to such terms in the Registration Statement.

             In delivering this opinion letter, we have reviewed and relied upon: (i) the Registration Statement, (ii) forms of the Indentures; (iii) forms of the Debentures; (iv) the form of the Partnership Agreement; (v) the form of the Declaration; (vi) the forms of (A) the Partnership Guarantee Agreement, (B) the Trust Preferred Securities Guarantee Agreement, (C) the Trust Common Securities Guarantee Agreement and (D) the Affiliate Debenture Guarantee Agreement, each filed as exhibits to the Registration Statement; and (vii) the forms of (A) the Partnership Preferred Securities and (B) the Trust Securities, each filed as exhibits to the Registration Statement. In addition, we have examined, and relied as to matters of fact upon, certain certificates and comparable documents of the Company and certain wholly owned United States subsidiaries of the Company, from which the Company will select the Investment Affiliates. Further, we have relied upon certain other statements and representations made by officers of the Company. We also have examined and relied upon original or copies, certified or otherwise identified to our satisfaction, of such records of the Company, the Partnership and the Trust and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.




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                                       -4-                      October 18, 1996

             In our examination of such material, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies of documents submitted to us. In addition, we also have assumed that (i) the transactions related to the issuance of the Debentures, the Partnership Preferred Securities and Trust Securities will be consummated in accordance with the terms of the documents and forms of documents described herein and (ii) on the closing date, an Independent Financial Advisor will deliver the opinion required under Section 7.1(b) of the Partnership Agreement.

             On the basis of the foregoing and assuming that the Partnership and the Trust were formed and will be maintained in compliance with the terms of the Partnership Agreement and the Declaration, respectively, we hereby confirm (i) our opinions set forth in the Registration Statement under the caption "Certain Federal Income Tax Considerations" and (ii) that, subject to the qualifications set forth therein, the discussion set forth in the Registration Statement under such caption is an accurate summary of the United States federal income tax matters described therein.

             We express no opinion with respect to the transactions referred to herein or in the Registration Statement other than as expressly set forth herein. Moreover, we note that there is no authority directly on point dealing with securities such as the Trust Preferred Securities or transactions of the type described herein and that our opinions are not binding on the Internal Revenue Service ("IRS") or the courts, either of which could take a contrary position. Nevertheless, we believe that if challenged, the opinions we




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                                       -5-                      October 18, 1996


express herein would be sustained by a court with jurisdiction in a properly presented case.

             Our opinions are based upon the Code, the Treasury regulations promulgated thereunder and other relevant authorities and law, all as in effect on the date hereof. Consequently, future changes in the law may cause the tax treatment of the transactions referred to herein to be materially different from that described above.

             We are admitted to practice law only in the State of New York and the opinions we express herein are limited solely to matters governed by the federal law of the United States.

             We hereby consent to the use of this opinion for filing as Exhibit
8.1 to the Registration Statement and the use of our name in the Registration Statement under the captions "Certain Federal Income Tax Considerations" and "Legal Matters".

                                                      Very truly yours,



                                                      Simpson Thacher & Bartlett


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